UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 28, 2011

SQN ALTERNATIVE INVESTMENT FUND III L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-166195	27-2173346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 William Street, 26th Floor, New York, New York	10038
(Address of Principal Executive Offices)	(Zip Code)

(212) 422-2166
(Registrant's Telephone Number, Including Area Code)

120 Wall Street, 18th Floor, New York, NY 10005
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 28, 2011, Neil A. Roberts resigned as Chairman of SQN AIF III GP, LLC (the “General Partner”), the general partner of SQN Alternative Investment Fund III L.P. (the “Registrant”), and Chairman and Managing Director of SQN Capital Management, LLC (the “Manager”), the investment manager of the Registrant, in each case, effective immediately.

On June 28, 2011, Timothy R. Spring resigned as Senior Vice President — Asset Management of each of the General Partner and the Manager, in each case, effective immediately.

It is anticipated that Messrs. Roberts and Spring will continue to originate transactions, for review by the Manager and investment by the Registrant, as third parties and in doing so, be able to provide credit enhancement and origination services that could not be provided as affiliates of the Registrant under NASAA Guidelines.

Each of Messrs. Roberts and Spring were members of the Registrant’s Investment Committee.

On June 28, 2011, Mr. Hugh Shelmerdine, 66, has been appointed by the Managing Member of the General Partner as a member of the Registrant’s Investment Committee, effective immediately.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQN ALTERNATIVE INVESTMENT FUND III L.P.

By: SQN CAPITAL MANAGEMENT, LLC

Date: June 30, 2011	By:	Jeremiah J. Silkowski
Jeremiah J. Silkowski, President